UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 28, 2006
MOVENTIS CAPITAL, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-29285	52-2058364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1959-152ND STREET - Suite 304 - WHITE ROCK , BC V4A-9P3
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  604-288-2430

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On August 28, 2006, Moventis Capital, Inc. (Registrant) dismissed its independent auditors, Moen and Company and engaged the services of Smythe, Ratcliffe, LLP as its new independent auditors.
The change was precipitated by the retirement of
Irving Moen
, the principal of Moen and Company from public practice.
The change of auditors is effective immediately and has been approved by Moventis' Board of Directors including the Chair of the Audit Committee.

During the two most recent fiscal years ended June 30, 2005 and the subsequent interim period, there were no disagreements between Online Innovation, Inc./Moventis Capital, Inc. and Moen and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements if not resolved to the satisfaction of Moen and Company, would have caused Moen and Company to make reference to the subject matter of the disagreement in connection with its reports.
In addition, no reportable events as defined in item 304(a)(1)(iv) of Regulation S-B, occurred during Registrant's fiscal years ended June 30, 2005 and 2004 and the subsequent interim period through the Auditor Change Date.

The audit reports of Moen and Company on the financial statements of Online Innovations, Inc./Moventis Capital, Inc. as of and for the fiscal years ended June 30, 2005 and 2004 did not include adverse opinion or disclaimers of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the disclosure of a going concern note.
A letter from Moen and Company to this effect is attached hereto.

During the Registrant's two most recent fiscal years and the period through the Auditor Change Date, neither the Registrant nor anyone on its behalf has consulted with Smythe, Ratcliffe, LLP regarding any matters referenced in Item 304(a)(2) of Regulation S-B.

Item 9.01 Financial Statements and Exhibits.

Exhibits
EX-16.1	Letter from Moen & Company, LLP to the Securities and Exchange Commission

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVENTIS CAPITAL, INC.
Date: August 30, 2006	By:	/s/ Walter Kloeble
Walter Kloeble Chief Financial Officer